AT&T Corp.
c/o EquiServe
P.O. Box 8563
Edison, NJ 08818-8563

2005 Annual Meeting

9:30 a.m. local time

(Travel directions are located in
the Proxy Statement/Prospectus.)

ADMISSION TICKET

Please present this ticket for
admittance of shareholder(s)
named below.

VOTE BY TELEPHONE OR INTERNET

Your telephone or Internet vote authorizes the Proxy Committee to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Your vote is important. Please vote immediately.

TELEPHONE:	CALL 1-800-273-1174 from any touch-tone telephone...ANYTIME.

NOMINEES:	(01) W.F. Aldinger, (02) K.T. Derr, (03) D.W. Dorman, (04) M.K. Eickhoff-Smith, (05) H.L. Henkel, (06) F.C. Herringer, (07) J.C. Madonna, (08) D.F. McHenry and (09) T.L. White

INTERNET:	THE WEBSITE IS http://att.proxyvoting.com/

SIGN UP FOR ELECTRONIC ACCESS TO PROXY MATERIALS

For your convenience, AT&T provides shareholders with an opportunity to electronically access, view and download the AT&T Annual Report and Proxy Statement/Prospectus on the AT&T Investor Relations Website at http://www.att.com/ir. With this fast and easy electronic access feature, shareholders will no longer receive paper copies of these documents. To sign up for Electronic Access, please mark the Electronic Access box below, or follow the instructions provided when you vote by telephone or Internet.

DETACH CARD IF MAILING. IF YOU HAVE VOTED BY INTERNET OR TELEPHONE,DO NOT RETURN YOUR PROXY CARD.

☒	Please mark votes as in this example.

Your Directors recommend a vote “FOR” items 1, 2 and 3 ... and “AGAINST” items 4, 5, 6, 7, 8 and 9.

		FOR	AGAINST	ABSTAIN

1.	Adopt the merger agreement among SBC, AT&T and Merger Sub	☐	☐	☐

WITHHOLD
		FOR ALL		FROM ALL
		nominees		nominees

2.	Election of Directors	☐		☐

For all nominees except as noted below:

		FOR	AGAINST	ABSTAIN

3.	Ratification of Auditors	☐	☐	☐

		FOR	AGAINST	ABSTAIN

4.	No future Stock Options	☐	☐	☐

5.	Link Restricted Stock Unit Vesting to Performance	☐	☐	☐

6.	Executive Compensation	☐	☐	☐

7.	Poison Pill	☐	☐	☐

8.	Shareholder Approval of Future SERPs	☐	☐	☐

9.	Shareholder Ratification of Severance Agreements	☐	☐	☐

Electronic Access	☐

(I prefer to access the annual report and proxy statement electronically).

I/We plan to attend the Annual Meeting.	☐

Signature(s):	Date	, 2005

Please sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the annual meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the annual meeting and decide to vote by ballot, such vote will supersede this proxy.

NOTICE OF MEETING

The 120th Annual Meeting of Shareholders of AT&T Corp. will be held at the                                           on                      , at 9:30 a.m., local time, for the following purposes:

•	to adopt the merger agreement among SBC, AT&T and Merger Sub;

•	to elect nine directors;

•	to ratify the appointment by the Audit Committee of independent auditors to examine AT&T’s accounts; and

•	to conduct any other business, including shareholder proposals, as may properly come before the meeting or any adjournment or postponement of the meeting.

AT&T shareholders at the close of business on                         , are entitled to vote their proxies. Only AT&T shareholders with an admission ticket or proof of stock ownership will be admitted to the meeting.

Robert S. Feit
Vice President — Law and Secretary

           , 2005

IMPORTANT NOTICE: If you attend the meeting, you may be asked to present valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections or other security precautions.

AT&T Corp.
One AT&T Way, Bedminster, NJ 07921-0752 This proxy is solicited on behalf of the AT&T Board of Directors for the annual meeting on

The undersigned hereby appoints D.W. Dorman, M.K. Eickhoff-Smith and D.F. McHenry, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of the undersigned in AT&T Corp. at the annual meeting of shareholders to be held at the                     , at 9:30 a.m., local time, on                     , and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement/prospectus furnished with the proxy card, subject to any directions indicated on the other side of the proxy card. If no directions are given, the proxies will vote for the election of all listed nominees, unless the nomination is withdrawn as described in the proxy statement/prospectus, and in accord with the directors’ recommendations on the other subjects listed on the other side of the proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the Proxy Committee is authorized, at their discretion, to vote the matter.

This card also provides voting instructions for shares held in the dividend reinvestment plan and, if registrations are identical, shares held in the various employee stock purchase and savings plans as described in the proxy statement/prospectus. Your vote for the election of directors may be indicated on the other side of the card. Nominees are: W.F. Aldinger, K.T. Derr, D.W. Dorman, M.K. Eickhoff-Smith, H.L. Henkel, F.C. Herringer, J.C. Madonna, D.F. McHenry and T.L. White. Please sign on the other side of the card and return it promptly to AT&T Corp., c/o EquiServe, P.O. Box 8563, Edison, NJ 08818-8563. If you do not sign and return a proxy card, vote by telephone or Internet, or attend the annual meeting and vote by ballot, your shares cannot be voted.